I, Lewis E. Hatch, Jr., hereby consent to being named in the Form S-1 of ImageMAX, Inc., as a director of ImageMAX, Inc., to be elected upon completion of the Offering, and the disclosures relating thereto.


                                                 /s/ Lewis E. Hatch
                                                 ----------------------------
                                                 Lewis E. Hatch, Jr.